JNL Series Trust 485BPOS

Exhibit 99.28(g)(1)(iv)

Amendment to Amended and Restated

Master Global Custody Agreement Between

the Customer and JPMorgan Chase Bank, N.A.

This Amendment to the Amended and Restated Master Global Custody Agreement between the Customer and JPMorgan Chase Bank, N.A. dated December 1, 2022, as amended (the “Agreement”), is by and among JNL Investors Series Trust and JNL Series Trust (each individually a “Trust” and together, the “Trusts”) and JPMorgan Chase Bank, N.A. (the “Custodian”).

Whereas, the Custodian and the Trusts (the “Parties”) have entered into the Agreement by which the Custodian provides certain custodial services relating to securities and other assets of each Trust.

Whereas, the Board of Trustees of JNL Series Trust (the “Board”) has approved (i) one new fund of JNL Series Trust (the “New Fund”); and (ii) fund name changes for ten funds of JNL Series Trust (the “Fund Name Changes”) wherein six funds that are currently custodied at JPMorgan Chase Bank, N.A. will change custodians to State Street Bank and Trust Company and be removed from this Agreement (the “Custodian Changes”), as outlined below, effective October 21, 2024:

New Fund

1)	JNL/American Funds® Moderate Allocation Fund.

Fund Name Changes

1)	JNL iShares Tactical Moderate Fund change to JNL Moderate ETF Allocation Fund;

2)	JNL iShares Tactical Moderate Growth Fund change to JNL Moderate Growth ETF Allocation Fund;

3)	JNL iShares Tactical Growth Fund change to JNL Growth ETF Allocation Fund;

4)	JNL/WMC Government Money Market Fund change to JNL/Dreyfus Government Money Market Fund (in connection with an investment sub-adviser replacement, as approved by the Board);

Fund Name Changes/Custodian Changes

5)	JNL/Goldman Sachs Managed Aggressive Growth Fund change to JNL/JPMorgan Managed Aggressive Growth Fund (in connection with an investment sub-adviser replacement, as approved by the Board);

6)	JNL/Goldman Sachs Managed Growth Fund change to JNL/JPMorgan Managed Growth Fund (in connection with an investment sub-adviser replacement, as approved by the Board);

7)	JNL/Goldman Sachs Managed Moderate Growth Fund change to JNL/JPMorgan Managed Moderate Growth Fund (in connection with an investment sub-adviser replacement, as approved by the Board);

8)	JNL/Goldman Sachs Managed Moderate Fund change to JNL/JPMorgan Managed Moderate Fund (in connection with an investment sub-adviser replacement, as approved by the Board);

9)	JNL/Goldman Sachs Managed Conservative Fund change to JNL/JPMorgan Managed Conservative Fund (in connection with an investment sub-adviser replacement, as approved by the Board); and

10)	JNL/Heitman U.S. Focused Real Estate Fund change to JNL/Cohen & Steers U.S. Realty Fund (in connection with an investment sub-adviser replacement, as approved by the Board).

Whereas, pursuant to Board approval of the changes, as outlined above, the Parties have agreed to amend the Agreement, including its Schedule A, to add the New Fund, to update the names of certain funds pursuant to the Fund Name Changes, and to remove certain funds that are changing custodians effective October 21, 2024.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A of the Agreement is hereby deleted and replaced, in its entirety, with Schedule A dated October 21, 2024, attached hereto.

2)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3)	Each Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trusts or the Custodian to this Amendment.

4)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties hereto have caused this Amendment to be executed, effective October 21, 2024.

JNL Investors Series Trust JNL Series Trust		JPMorgan Chase Bank, National Association
	/s/ Kristen K. Leeman		/s/ Carl Mehldau
By:		By:
Name:	Kristen K. Leeman	Name:	Carl Mehldau
Title:	Assistant Secretary	Title:	Executive Director

Schedule A

List of funds as of October 21, 2024

JNL Investors Series Trust Funds
JNL Government Money Market Fund

JNL Series Trust Funds
JNL Bond Index Fund
JNL Emerging Markets Index Fund
JNL International Index Fund
JNL Mid Cap Index Fund
JNL Small Cap Index Fund
JNL/American Funds® Balanced Fund
JNL/American Funds® Bond Fund of America Fund
JNL/American Funds® Capital Income Builder Fund
JNL/American Funds® Capital World Bond Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Global Small Capitalization Fund
JNL/American Funds® Growth Fund
JNL/American Funds® Growth-Income Fund
JNL/American Funds® International Fund
JNL/American Funds® New World Fund
JNL/American Funds® Washington Mutual Investors Fund
JNL Aggressive Growth Allocation Fund
JNL Conservative Allocation Fund
JNL Growth Allocation Fund
JNL Growth ETF Allocation Fund
JNL Moderate Allocation Fund
JNL Moderate ETF Allocation Fund
JNL Moderate Growth Allocation Fund
JNL Moderate Growth ETF Allocation Fund
JNL Multi-Manager Small Cap Growth Fund
JNL Multi-Manager Small Cap Value Fund
JNL/AB Sustainable Global Thematic Fund
JNL/American Funds® Growth Allocation Fund
JNL/American Funds® Moderate Allocation Fund
JNL/American Funds® Moderate Growth Allocation Fund
JNL/AQR Large Cap Defensive Style Fund
JNL/BlackRock Global Allocation Fund
JNL/BlackRock Global Natural Resources Fund
JNL/BlackRock Large Cap Select Growth Fund
JNL/Dreyfus Government Money Market Fund
JNL/First Sentier Global Infrastructure Fund
JNL/Franklin Templeton Income Fund
JNL/Goldman Sachs 4 Fund
JNL/Mellon Bond Index Fund
JNL/Mellon Communication Services Sector Fund
JNL/Mellon Consumer Discretionary Sector Fund
JNL/Mellon Consumer Staples Sector Fund
JNL/Mellon DowSM Index Fund
JNL/Mellon Emerging Markets Index Fund
JNL/Mellon Energy Sector Fund
JNL/Mellon Financial Sector Fund
JNL/Mellon Healthcare Sector Fund
JNL/Mellon Industrials Sector Fund
JNL/Mellon Information Technology Sector Fund
JNL/Mellon International Index Fund

A-1

JNL Series Trust Funds
JNL/Mellon Materials Sector Fund
JNL/Mellon Real Estate Sector Fund
JNL/Mellon S&P 400 MidCap Index Fund
JNL/Mellon S&P 500 Index Fund
JNL S&P 500 Index Fund
JNL/Mellon Small Cap Index Fund
JNL/Mellon U.S. Stock Market Index Fund
JNL/Mellon Utilities Sector Fund
JNL/Morningstar PitchBook Listed Private Equity Index Fund
JNL/Morningstar SMID Moat Focus Index Fund
JNL/Morningstar U.S. Sustainability Index Fund
JNL/Morningstar Wide Moat Index Fund
JNL/Newton Equity Income Fund
JNL/PIMCO Income Fund
JNL/PIMCO Investment Grade Credit Bond Fund
JNL/PIMCO Real Return Fund
JNL/Vanguard Growth ETF Allocation Fund
JNL/Vanguard Moderate ETF Allocation Fund
JNL/Vanguard Moderate Growth ETF Allocation Fund
JNL/WCM China Quality Growth Fund
JNL/WCM Focused International Equity Fund
JNL/WMC Balanced Fund
JNL/WMC Equity Income Fund
JNL/WMC Global Real Estate Fund
JNL/WMC Value Fund

A-2